                                                                    Exhibit 10.1

                            Entrust Technologies Inc.


                    SERIES B COMMON STOCK PURCHASE AGREEMENT


                             dated December 31, 1996

                                Table of Contents
                                -----------------

                                                                                       Page No.
                                                                                       --------
1.     Authorization and Sale of Shares........................................           1

       1.1           Authorization.............................................           1
       1.2           Sale of Shares............................................           1
       1.3           Use of Proceeds...........................................           1

2.     The Closing.............................................................           2

3.     Representations of the Company..........................................           2

       3.1           Organization and Standing.................................           2
       3.2           Capitalization............................................           2
       3.3           Subsidiaries, etc. .......................................           3
       3.4           Stockholder List and Agreements...........................           3
       3.5           Issuance of Shares........................................           4
       3.6           Authority for Agreement...................................           4
       3.7           Governmental Consents.....................................           4
       3.8           Litigation................................................           5
       3.9           Financial Statements......................................           5
       3.10          Absence of Liabilities....................................           5
       3.11          Taxes.....................................................           6
       3.12          Property and Assets.......................................           6
       3.13          Intellectual Property ....................................           6
       3.14          Material Contracts and Obligations........................           7
       3.15          Completeness of Assets....................................           7
       3.16          Employees.................................................           8
       3.17          Leases....................................................           8
       3.18          Compliance................................................           8
       3.19          Employees.................................................           8
       3.20          ERISA.....................................................           9
       3.21          Outstanding Debt; No Default..............................           9
       3.22          Offering of Purchased Shares..............................           9
       3.23          Holding Company Status....................................           9
       3.24          Investment Company Status.................................          10
       3.25          Disclosure................................................          10
       3.26          Environmental Compliance..................................          10

       3.27          Representation of NTL.....................................          10

4.     Representations of the Purchasers.......................................          11

       4.1           Investment................................................          11
       4.2           Authority.................................................          11
       4.3           Experience................................................          11
       4.4           Accredited Investor Status................................          11

5.     Conditions to the Obligations of the Purchasers.........................          11

       5.1           Accuracy of Representations and Warranties................          11
       5.2           Performance...............................................          12
       5.3           Opinion of Counsel........................................          12
       5.4           Ancillary Agreements......................................          13
       5.5           Certificates and Documents................................          14
       5.6           Compliance Certificate....................................          14
       5.7           Other Matters.............................................          14
       5.8           Proceeds..................................................          14


6.     Conditions to the Obligations of the Company............................          14

       6.1           Accuracy of Representations and Warranties................          15
       6.2           Compliance with Securities Laws...........................          15
       6.3           Stockholders' Agreement...................................          15
       6.4           Registration Rights Agreement.............................          15
       6.5           Additional Agreements.....................................          15

7.     Covenants of the Company................................................          15

       7.1           Inspection and Observation................................          15
       7.2           Financial Statements and Other Information................          15
       7.3           Termination of Covenants..................................          16
       7.4           Corporate Existence, Licenses and Permits;
                     Maintenance of Properties.................................          16
       7.5           Taxes.....................................................          17
       7.6           Insurance.................................................          17
       7.7           Books and Accounts........................................          17
       7.8           Compliance with Environmental Laws........................          18
       7.9           Conflict..................................................          18
       7.10          Special Board Approval....................................          18

       7.11          Non-Competition and Non-Solicitation......................          19
       7.12          Further Assurances........................................          19

8.     Transfer of Shares......................................................          20

       8.1           Restricted Shares.........................................          20
       8.2           Requirements for Transfer.................................          20
       8.3           Legend....................................................          21
       8.4           Rule 144A Information.....................................          21

9.     Miscellaneous...........................................................          21

       9.1           Successors and Assigns....................................          21
       9.2           Confidentiality...........................................          21
       9.3           Survival of Representations and Warranties................          22
       9.4           Expenses..................................................          22
       9.5           Notices...................................................          22
       9.6           Brokers...................................................          23
       9.7           Entire Agreement..........................................          23
       9.8           Amendments and Waivers....................................          23
       9.9           Counterparts..............................................          24
       9.10          Section Headings..........................................          24
       9.11          Severability..............................................          24
       9.12          Governing Law.............................................          24

       EXHIBITS
       --------

       Exhibit A - List of Purchasers
       Exhibit B - Articles of Amendment and Restatement
       Exhibit C - Exceptions of Representations
       Exhibit D - List of Stockholders
       Exhibit E - Jurisdictions of Foreign Qualification
       Exhibit F - Stockholders' Agreement
       Exhibit G - Registration Rights Agreement
       Exhibit H - Additional Agreements
       Exhibit I - List of Individuals Subject to Section 7.11(b) Restrictions

                   SERIES B COMMON STOCK PURCHASE AGREEMENT
                   ----------------------------------------


      This Agreement dated as of December 31, 1996 is entered into by and among Entrust Technologies Inc., a Maryland corporation (the "Company"), and the individuals and entities listed on Exhibit A hereto (the "Purchasers").
                                   ---------

      WHEREAS, the Entrust Business (as defined below), has operated as a division of Northern Telecom Limited ("NTL"), and its subsidiaries (collectively, "Nortel") and the Company was created to acquire from Nortel, rights in and to Nortel assets relating to the Entrust Business, including without limitation Entrust licenses, executory contracts for distributing and licensing to customers the Entrust products and other related assets, the services of the Nortel employees and contractors involved in the Entrust Business and certain equipment, inventory and other related assets of the Entrust Business.

      In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

     1.   Authorization and Sale of Shares.
          --------------------------------

          1.1  Authorization.  The Company has, or before the Closing (as
               -------------
defined in Section 2) will have, duly authorized the sale and issuance, pursuant to the terms of this Agreement, of 257,500 shares of its Series B Common Stock, $.01 par value per share (the "Series B Common Stock"), having the rights, restrictions, privileges and preferences set forth in the Articles of Amendment and Restatement to the Charter attached hereto as Exhibit B (the "Articles of
                                                  ---------
Amendment and Restatement"). The Company has, or before the Closing will have, adopted and filed the Articles of Amendment and Restatement with the State Department of Assessments and Taxation of the State of Maryland.

          1.2  Sale of Shares.  Subject to the terms and conditions of this
               --------------
Agreement, at the Closing the Company will sell and issue to each of the Purchasers, and each of the Purchasers will purchase, the number of shares of Series B Common Stock set forth opposite such Purchaser's name on Exhibit A for
                                                                  ---------
the purchase price of $100 per share. The shares of Series B Common Stock being sold under this Agreement are referred to as the "Shares." The Company's agreement with each of the Purchasers is a separate agreement, and the sale of Shares to each of the Purchasers is a separate sale.

          1.3  Use of Proceeds.  The Company will use a portion of the net
               ---------------
proceeds from the sale of the Shares for working capital and other general corporate purposes, including product development, research, expansion of the Company's sales and marketing efforts, increased hiring of personnel and capital expenditures as well as $8.0 million of the net proceeds to repay an unsecured promissory note (the "Note") issued to Northern Telecom Inc., a Delaware corporation ("NTI").

     2.   The Closing.  The closing ("Closing") of the sale and purchase of the
          -----------
Shares under this Agreement shall take place at the offices of Northern Telecom Limited, a Canadian corporation ("NTL"), 8200 Dixie Road, Suite 100, Brampton, Ontario at 10:00 a.m. on December 31, 1996. At the Closing, the Company shall deliver to each of the Purchasers a certificate for the number of Shares being purchased by such Purchaser, registered in the name of such Purchaser, against payment to the Company of the purchase price therefor, by wire transfer, check, or other method acceptable to the Company. The date of the Closing is hereinafter referred to as the "Closing Date." If at the Closing any of the conditions specified in Section 5 shall not have been fulfilled, each of the Purchasers shall, at his or its election, be relieved of all of his or its obligations under this Agreement without thereby waiving any other rights he or it may have by reason of such failure or such non-fulfillment.

     3.   Representations of the Company.  Subject to and except as disclosed by
          ------------------------------
the Company in Exhibit C hereto, the Company hereby represents and warrants to
               ---------
each of the Purchasers as follows:

          3.1  Organization and Standing.  Each of the Company and its majority-
               -------------------------
owned subsidiary, Entrust Technologies Limited, a corporation incorporated under the laws of Ontario, Canada (the "Canadian Subsidiary"), is a corporation duly organized, validly existing and, in the case of the Company, in good standing under the laws of its respective jurisdiction of incorporation and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and, in the case of the Company, to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. Each of the Company and the Canadian Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the failure to so qualify would have a material adverse effect on the business, assets or financial condition of the Company and the Canadian Subsidiary, taken as a whole (a "Material Adverse Effect"). The Company has furnished to the Special Purchaser Counsel true and complete copies of its Articles of Incorporation and By-laws, each as amended to date and presently in effect.

          3.2  Capitalization.  The authorized capital stock of the Company
               --------------
(immediately prior to the Closing) consists of (a) 5,000,000 shares of Series A Common Stock, $.01 par value per share, of which 507,500 shares are issued and outstanding (the "Series A Common Stock"), (b) 257,500 shares of Series B Common Stock, $.01 par value per share, none of which shares are issued and outstanding, (c) 500,000 shares of Special Voting Stock, $.01 par value per share, of which 192,500 shares are issued and outstanding (the "Special Voting Stock"), and (d) 500,000 shares of Preferred Stock, $.01 par value per share, none of which shares are issued or outstanding (such shares of capital stock of the Company referred to in clauses (a), (b), (c) and (d) of this sentence being collectively referred to herein as the "Company Capital Stock"). The authorized capital stock of the Canadian Subsidiary (immediately prior to the Closing) consists of (a) an unlimited number of common shares, without par value per share, of which 100,000 shares are issued and outstanding (the "Canadian Common Shares"), (b) an unlimited number of exchangeable shares, without par value per share, of which 192,500 shares are issued and outstanding (the "Exchangeable Shares"), and (c) an unlimited number of special shares, without par value per share, of which no shares are issued and outstanding (the "Special Shares"), which, together with the Canadian Common Shares and the Exchangeable Shares, are referred to herein as the "Canadian Capital Stock"). All of the issued and outstanding shares of Company Capital Stock and Canadian Capital Stock (together, the "Entrust Capital Stock") have been duly authorized and validly issued, are fully paid and nonassessable. Except as set forth in Exhibit C
                                                                  ---------
hereto pursuant to the terms of the Entrust Capital Stock, (a) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of Entrust Capital Stock is authorized or outstanding, (b) neither the Company nor the Canadian Subsidiary has any obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company or the Canadian Subsidiary, as the case may be, and (c) neither the Company nor the Canadian Subsidiary has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. All of the issued and outstanding shares of Entrust Capital Stock have been offered, issued and sold by the Company or the Canadian Subsidiary, as the case may be, in compliance with applicable Federal, Canadian, state and provincial securities laws.

          3.3  Subsidiaries, etc.  Except for the Canadian Subsidiary, the
               -----------------
Company has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture or other non-corporate business enterprise.

          3.4  Stockholder List and Agreements.  Attached as Exhibit D is a true
               -------------------------------              ----------
and complete list of the stockholders of the Company and the Canadian Subsidiary, showing the number of shares of Entrust Capital Stock held by each stockholder as of the date of this Agreement. Except as provided in Exhibit C, there are no
                                                  ---------
agreements, written or oral, between the Company or the Canadian Subsidiary, on the one hand, and any holder of Entrust Capital Stock, or, to the Company's knowledge, among any holders of Entrust Capital Stock, relating to the acquisition (including without limitation rights of first refusal or pre-emptive rights), disposition, registration under the Securities Act of 1933, as amended (the "Securities Act"), or voting of the Entrust Capital Stock.

          3.5  Issuance of Shares.  The issuance, sale and delivery of the
               ------------------
Shares in accordance with this Agreement, and the issuance and delivery of the shares of Series A Common Stock issuable upon conversion of the Shares, have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of the Company, and all such shares have been duly reserved for issuance. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Series A Common Stock issuable upon conversion of the Shares, when issued upon such conversion, will be duly and validly issued, fully paid and non-assessable.

          3.6  Authority for Agreement.  The execution, delivery and performance
               -----------------------
by the Company of this Agreement and all other agreements required to be executed by the Company on or prior to the Closing pursuant to Section 5.4 (the "Ancillary Agreements"), and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement and the Ancillary Agreements have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms. The execution of and performance of the transactions contemplated by this Agreement and the Ancillary Agreements and compliance with their provisions by the Company will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, its Articles of Incorporation or By-laws (each as amended to date) or any material indenture, lease, agreement or other instrument to which the Company or the Canadian Subsidiary is a party or by which either corporation or any of its respective properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company or the Canadian Subsidiary.

          3.7  Governmental Consents.  No consent, approval, order or
               ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement, the offer, issuance, sale and delivery of the Shares, or the other transactions to be consummated at the Closing, as contemplated by this Agreement, except for filing, if any, required pursuant to applicable state securities or blue sky laws, which filings will be made within the required statutory or regulatory periods, and any filing pursuant to Regulation D under the Securities Act, which filing, if made, will be effected within 15 days of the Closing. Based on the representations made by each of the Purchasers in Section 4 of this Agreement, the offer and sale of the Shares to each of the Purchasers will be in compliance with applicable Federal and state securities laws.

          3.8  Litigation.  There is no action, suit or proceeding, or
               ----------
governmental inquiry or investigation, pending, or, to the Company's knowledge, any threat thereof, against the Company or the Canadian Subsidiary, which questions the validity of this Agreement or the right of the Company to enter into it, or which might result, either individually or in the aggregate, in a Material Adverse Effect, nor is there any litigation pending, or, to the Company's knowledge, any basis therefor or threat thereof, against the Company or the Canadian Subsidiary by reason of the proposed activities of the Company or the Canadian Subsidiary.

          3.9  Financial Statements.  The Company has furnished to each of the
               --------------------
Purchasers a complete and correct copy of the audited statement of net assets of the Secure Networks Division (the "Division") of NTL and its subsidiaries (collectively, "Nortel") as at June 30, 1996, December 31, 1995 and December 31, 1994, and the statement of revenues and direct costs and expenses for the six-month period ended June 30, 1996 and each of the two years in the period ended December 31, 1995 (collectively, the "Financial Statements"). The Financial Statements are complete and correct, present fairly the financial condition and results of operations of the Division, as at the dates and for the periods indicated, and have been prepared from the books, records and accounts of the Division on the basis of established accounting methods, policies, practices and procedures and the judgments and estimation methodologies used by Nortel and the Division, in accordance with generally accepted accounting principles in the United States. There have been no material adverse changes in the condition, financial or other, of the Division or of the Company and its Canadian Subsidiary since June 30, 1996.

          3.10 Absence of Liabilities.  Except as disclosed in Exhibit C, the
               ----------------------                          ---------
Division did not have, at June 30, 1996, any liabilities of any type which in the aggregate exceeded $50,000, whether absolute or contingent, which were not fully reflected on the Financial Statements. Except as set forth in Exhibit C,
                                                                     ---------
(a) from June 30, 1996 through December 31, 1996 (the "Formation Date"), the date on which certain assets and liabilities of the Division were transferred to the Company and the Canadian Subsidiary (the business conducted by the Division prior to the Formation Date and by the Company and the Canadian Subsidiary on and after the Formation Date to design, develop, market and license automated public key infrastructure software and encryption hardware products being referred to herein as the "Entrust

Business"), the Division did not incur or otherwise become subject to any of the liabilities or obligations referred to in the preceding sentence except in the ordinary course of business and (b) since the Formation Date, the Company has not incurred or otherwise become subject to any such liabilities or obligations except in the ordinary course of business.

          3.11 Taxes.  Each of the Company and the Canadian Subsidiary has filed
               -----
or has obtained presently effective extensions with respect to all Federal, state, provincial, county, local and foreign tax returns which are required to be filed by it, such returns are true and correct and all taxes shown thereon to be due have been timely paid with exceptions not material to the Company and the Canadian Subsidiary, taken as a whole. United States federal and Canadian income tax returns of the Company have not been audited by the Internal Revenue Service or Revenue Canada, as the case may be, and no controversy with respect to taxes of any type is pending or, to the Company's knowledge, threatened. Neither the Company nor any of its stockholders has ever filed (a) an election pursuant to Section 1362 of the United States Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S Corporation or (b) a consent pursuant to Section 341(f) of the Code relating to collapsible corporations.

          3.12 Property and Assets.  Each of the Company and the Canadian
               -------------------
Subsidiary has good title to all of its material properties and assets, and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge or encumbrance other than those the material terms of which are described in the Financial Statements or in Exhibit C.
                                                      ---------

          3.13 Intellectual Property.  Set forth on Exhibit C is a true and
               ---------------------                ---------
complete list of all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyright registrations and licenses presently used by the Entrust Business or necessary for the conduct of the Entrust Business, as well as any agreement under which the Company or the Canadian Subsidiary has access to any confidential information used by the Company or the Canadian Subsidiary, as the case may be, in its business (the "Intellectual Property Rights"). The Intellectual Property Rights include in all material respects the rights necessary for the conduct of the Entrust Business as presently conducted. Either the Company or the Canadian Subsidiary owns (subject to the limitations set forth in the respective Additional Agreements), or has the right to use by license under the agreements or otherwise upon the terms described in Exhibit C, all of the Intellectual
                   ---------
Property Rights, and, except as set forth in Exhibit C, has taken all actions
                                             ---------
reasonably necessary to protect the Intellectual Property Rights. To the Company's knowledge, the business conducted by the Company and the Canadian Subsidiary does not and will not cause either the Company or the Canadian Subsidiary to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other intellectual property rights of any other person or entity, and neither the Company nor any of its affiliates has received notice of any such infringement or violation or any claim thereof. To the Company's knowledge, no person is infringing any of the Intellectual Property Rights. The Company is not aware that any employee is obligated under any contract (including any license, covenant or commitment of any nature), or subject to any judgment, decree or order of any court or administrative agency, that would conflict or interfere with (a) the performance of such employee's duties as an officer, employee or director of the Company or the Canadian Subsidiary, (b) the use of such employee's best efforts to promote the interests of the Company or the Canadian Subsidiary or (c) the conduct of the Entrust Business. No other person or entity (including without limitation any present or former employee of, or, to the Company's knowledge, any prior employer of any employee of the Company or the Canadian Subsidiary or any of their respective affiliates), has any right to or interest in any inventions, improvements, discoveries or other confidential information utilized by either the Company or the Canadian Subsidiary in its business.

          3.14 Material Contracts and Obligations.  Exhibit C sets forth a list
               ----------------------------------   ---------
of all material agreements or commitments of any nature to which the Company or the Canadian Subsidiary is a party or by which either of such corporations is bound, including without limitation (a) each agreement which requires future expenditures by the Company or the Canadian Subsidiary in excess of $50,000 or which might result in payments to the Company or the Canadian Subsidiary in excess of $50,000, (b) all employment and consulting agreements, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements, and distributor and sales representative agreements, (c) any agreement with any stockholder, officer or director of the Company or the Canadian Subsidiary, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity and (d) any agreement relating to the Intellectual Property Rights. The Company has delivered to the Special Purchaser Counsel copies of such of the foregoing agreements as such counsel has requested. All of such agreements and contracts are valid, binding and in full force and effect.

          3.15 Completeness of Assets.  Except as otherwise set forth on Exhibit
               ----------------------                                    -------
C or in the Additional Agreements, Nortel is the exclusive owner of each of the
-
assets (the "Business Assets") transferred to the Company pursuant to the Additional Agreements. Except as otherwise set forth on Exhibit C, the assets
                                                         ---------
being transferred to, or the rights which are being granted or made available to, the

Company as part of the Business Assets include all material leases, contracts, machinery and equipment, intellectual property rights and other items and rights used by Nortel in the operation of the Entrust Business by Nortel in the ordinary course as presently being conducted; provided, however, that certain
                                              --------  -------
items (the "Excluded Assets"), a true and complete list of which is set forth on the schedules to the Additional Agreements will not be transferred to the Company, in which event the services associated with certain items shall be made available to the Company in accordance with the terms and conditions of such Additional Agreements Except as disclosed on Exhibit C, the Business Assets
                                             ---------
constitute all assets owned or leased by Nortel on the date hereof from which revenues are included within the Financial Statements provided to the Purchasers. Except as set forth on Exhibit C, the transfer of the Business
                                   ---------
Assets and conveyance of rights with respect thereto does not require the consent by any third party that has not already been obtained nor does such transfer or conveyance cause or with the passage of time will cause, a default under any contract, agreement or other instrument being transferred or conveyed.

          3.16 Employees.  No employee ("Employee") of Nortel necessary for the
               ---------
operation of the Entrust Business has provided notice to the Company or Nortel of his or her intention to terminate his or her relationship with the Company subsequent to the consummation of the transactions contemplated by this Agreement. To the knowledge of the Company, all employees necessary to operate the Entrust Business are willing to be employed by the Company.

          3.17 Leases.  The Company and the Canadian Subsidiary enjoys peaceful
               ------
and undisturbed possession of all leases necessary in any material respect for the operation of its respective properties and assets. All such leases are valid and subsisting and are in full force and effect.

          3.18 Compliance.  Each of the Company and the Canadian Subsidiary has,
               ----------
in all material respects, complied with all laws, regulations and orders applicable to its business and has all material permits and licenses required thereby. To the Company's knowledge, no employee of the Company or the Canadian Subsidiary is in violation of any term of any contract or covenant (either with the Company, the Canadian Subsidiary or another entity) relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation.

          3.19 Employees.  All employees of the Company or the Canadian
               ---------
Subsidiary whose employment responsibility requires access to confidential or proprietary information have executed and delivered nondisclosure and assignment of invention agreements, and all of such agreements are in full force and effect. None of the employees of the Company or the Canadian Subsidiary is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to the Company or the Canadian Subsidiary, as the case may be (including, without limitation, any organizational drive), or, to the Company's knowledge, threatened. The events contemplated by the Agreement (either alone or together with any other event) will not (i) entitle any employee to severance pay or other similar payments and (ii) materially increase the amount of cash compensation or result in any payments becoming due to any employee.

          3.20 ERISA.  Neither the Company nor any entity required to be
               -----
aggregated with the Company under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, has or otherwise contributes to or participates in any employee benefit plan subject to the Employee Retirement Income Security Act of 1974 other than a medical benefit plan with respect to which the Company has made all required contributions and has complied with all applicable laws. Neither the Company nor any Subsidiary has any liability (contingent or otherwise) with respect to retiree medical or death benefits. Neither the Company, nor the Canadian Subsidiary nor any other person, including any fiduciary, has engaged in any transaction prohibited by Section 4975 of the Internal Revenue Code of 1986, as amended, or Section 406 of ERISA which could subject the Company, the Canadian Subsidiary or any entity that the Company or the Canadian Subsidiary has an obligation to indemnify to any tax or penalty imposed under Section 4975 of the Internal Revenue Code of 1986, as amended, or
Section 502 of ERISA. The transactions contemplated by this Agreement will not involve any transaction prohibited by Section 406 of ERISA or in Section 4975 of the Internal Revenue Code of 1986, as amended.

          3.21 Outstanding Debt; No Default.  Neither the Company nor the
               ----------------------------
Canadian Subsidiary has outstanding any indebtedness except as set forth in the Financial Statements or as evidenced by the Note.

          3.22 Offering of Purchased Shares.  Neither the Company nor any other
               -----------------------------
agent acting on the Company's behalf has taken or will take any action which would subject the issuance or sale of the Shares to the provisions of Section 5 of the Securities Act, or to the registration or qualification requirements of any securities or Blue Sky law of any applicable jurisdiction. The Company has not authorized or employed any agent, broker or dealer in connection with the offering or sale of the Shares or any similar security of the Company, other than Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ").

          3.23 Holding Company Status.  Neither the Company nor the Canadian
               ----------------------
Subsidiary is a "holding company," or a Subsidiary or affiliate of a "holding company," or a "subsidiary company" of a "holding company," or a "public utility," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended.

          3.24 Investment Company Status.  Neither the Company nor the Canadian
               -------------------------
Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

          3.25 Disclosure.  Neither this Agreement nor any other document,
               ----------
certificate or instrument furnished to the Purchasers by or on behalf of the Company when taken in conjunction with any supplemental or revised information furnished to the Purchasers in writing prior to the date hereof in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in the light of the circumstances under which made, not misleading except that with respect to any projected financial information, the Company's representation is limited to that such information was prepared in good faith and the assumptions made in preparing such projections were reasonable as of the date of such projections. Except as relates to events of general economic nature that do not relate specifically to the Company, there is no fact peculiar to the Company or the Canadian Subsidiary and known to the Company which has a Material Adverse Effect or in the future may (so far as the Company can now reasonably foresee) have a Material Adverse Effect, which has not been set forth in this Agreement or in the other documents described herein and furnished to the Purchasers by or on behalf of the Company prior to the date of the Closing in connection with the transactions contemplated hereby.

          3.26 Environmental Compliance.  Neither the Company nor the Canadian
               ------------------------
Subsidiary is in violation, or alleged to be in violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a Material Adverse Effect.

          3.27 Representations of NTL. NTL hereby joins, jointly and severally,
               ----------------------
in the representations and warranties of the Company set forth in Sections 3.7, 3.8, 3.9, 3.10, 3.11, 3.13, 3.14, 3.15, 3.16 and 3.18 above, as if directly made by NTL.

     4.   Representations of the Purchasers.  Each of the Purchasers severally
          ---------------------------------
represents and warrants to the Company as follows:

          4.1  Investment.  Such Purchaser is acquiring the Shares, and the
               ----------
shares of Series A Common Stock into which the Shares may be converted, for his or its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the Exhibits hereto, such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

          4.2  Authority.  Such Purchaser has full power and authority to enter
               ---------
into and to perform this Agreement in accordance with its terms. Any Purchaser which is a corporation, partnership or trust represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

          4.3  Experience.  Such Purchaser has carefully reviewed the
               ----------
representations concerning the Company contained in this Agreement, has read the Company's Confidential Private Placement Memorandum, dated November 1996 (the "Memorandum"), and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to such Purchaser any and all written information which he or it has requested and have answered to such Purchaser's satisfaction all inquiries made by such Purchaser; and such Purchaser has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company and is able financially to bear the risks thereof.

          4.4  Accredited Investor Status.  Such Purchaser is an "accredited
               --------------------------
investor" as defined in Rule 501(a) under the Securities Act.

     5.   Conditions to the Obligations of the Purchasers.  The obligation of
          -----------------------------------------------
each of the Purchasers to purchase Shares at the Closing is subject to the fulfillment, or the waiver by such Purchaser, of each of the following conditions on or before the Closing:

          5.1  Accuracy of Representations and Warranties.  Each representation
               ------------------------------------------
and warranty contained in Section 3 shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

          5.2  Performance.  The Company shall have performed and complied with
               -----------
all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

          5.3  Opinion of Counsel.  Each Purchaser shall have received an
               ------------------
opinion from Hale and Dorr, counsel for the Company, dated the Closing Date, addressed to the Purchasers, and satisfactory in form and substance to each Purchaser, to the effect that:

               (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and has full corporate power and authority to conduct its business as presently conducted, to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The Company is duly qualified to do business and in good standing in the jurisdictions set forth on Exhibit E
                                                                ---------
attached hereto.

               (b) Except for changes contemplated by this Agreement, the authorized capital stock of the Company is as described in Section 3.2 of this Agreement and, to such counsel's knowledge, the other representations and warranties contained in Section 3.2 are true and correct (other than the last sentence thereof, as to which an opinion need only be expressed that no registration was required for the offer, issuance and sale of such capital stock under applicable Federal and state securities laws), except that no opinion need be expressed with respect to the Canadian Capital Stock or the Canadian Subsidiary. The rights, preferences and privileges of, and restrictions on, the Series B Common Stock are as stated in the Articles of Amendment and Restatement and are valid under the provisions of the General Corporation Law of the State of Maryland.

               (c) The Shares, and the shares of Series A Common Stock issuable upon conversion of the Shares, have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company; and the Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Series A Common Stock issuable upon conversion of the Shares, when issued upon such conversion, will be duly and validly issued, fully paid and non-assessable.

               (d) The execution and delivery by the Company of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action and this Agreement and the Ancillary Agreements have been duly executed and delivered by the Company. This Agreement and the Ancillary Agreements (other than Sections 6 and 7 of the Registration Rights Agreement (as defined below), as to which no opinion need be expressed) constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution and delivery of this Agreement and the Ancillary Agreements and the offer, issue and sale of the Shares hereunder will not conflict with, or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, the Articles of Incorporation or By-laws of the Company, any applicable law or statute, or any decree, judgment or order specifically naming the Company and known to such counsel.

          (e) Except as obtained and in effect at the Closing, no consent, approval, order or authorization of, or registration, qualification, designation, declaration, or filing with, any governmental authority (other than filings required to be made after the Closing under applicable federal and state securities laws) is required on the part of the Company in connection with the execution and delivery of this Agreement, or the offer, issue, sale and delivery of the Shares, or shares of Series A Common Stock issuable upon conversion of the Shares, or the other transactions to be consummated at the Closing pursuant to this Agreement.

          (f) Based on the representations of each of the Purchasers in Section 4, the offer, issuance and sale of the Shares pursuant to this Agreement are exempt from registration under the Securities Act.

          (g) To such counsel's knowledge, there is no action, suit or proceeding, or governmental inquiry or investigation, pending or threatened against the Company.

          5.4 Ancillary Agreements.
              --------------------

          (a)  The Stockholders' Agreement attached hereto as Exhibit F (the
                                                              ---------
"Stockholders' Agreement") shall have been executed and delivered by the Company, NTL, NTI and each of the Purchasers. All such action shall have been taken as may be necessary to elect a Board of Directors of the Company, effective upon the Closing, in accordance with the Stockholders' Agreement.

          (b)  The Registration Rights Agreement attached hereto as Exhibit G
                                                                    ---------
(the "Registration Rights Agreement") shall have been executed and delivered by the Company and each of the Purchasers.

          (c)  The Additional Agreements attached hereto as Exhibit H (the
                                                            ---------
"Additional Agreements") shall have been executed and delivered by each of the other parties named therein.

        5.5  Certificates and Documents. The Company shall have delivered to the
             --------------------------
Special Purchaser Counsel:

          (a) The Articles of Incorporation of the Company, as amended and in effect as of the Closing Date (including the Articles of Amendment and Restatement), certified by the Secretary of State of the State of Maryland;

          (b) Certificates, as of the most recent practicable dates, as to the corporate good standing of the Company issued by the Secretary of State of the State of Maryland and the Secretaries of State of each of the jurisdictions listed on Exhibit E attached hereto;
          ---------

          (c) By-laws of the Company, certified by its Secretary or Assistant Secretary as of the Closing Date; and

          (d) Resolutions of the Board of Directors of the Company (the "Board of Directors"), authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date.

        5.6  Compliance Certificate.  The Company shall have delivered to the
             ----------------------
Purchasers a certificate, executed by the President of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1, 5.2, 5.4 and 5.5 of this Agreement.

        5.7  Other Matters.  All corporate and other proceedings in connection
             -------------
with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and Special Purchaser Counsel, and the Purchasers and Special Purchaser Counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

        5.8  Proceeds.  The Company shall have received at least $20,000,000
             --------
from the sale and issuance of the Shares to the Purchasers.

     6.   Conditions to the Obligations of the Company. The obligations of the
          --------------------------------------------
Company under Section 1.2 of this Agreement are subject to fulfillment, or the waiver, of the following conditions on or before the Closing:

        6.1 Accuracy of Representations and Warranties.  The representations
            ------------------------------------------
and warranties of the Purchasers contained in Section 4 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

        6.2 Compliance with Securities Laws.  The Company shall be satisfied
            -------------------------------
that the offer and sale to the Purchasers shall be qualified or exempt from registration or qualification under all applicable federal and state securities laws.

        6.3 Stockholders' Agreement.  The Stockholders' Agreement shall have
            -----------------------
been executed and delivered by each of the Purchasers.

        6.4 Registration Rights Agreement.  The Registration Rights Agreement
            -----------------------------
shall have been executed and delivered by each of the Purchasers.

        6.5 Additional Agreements.  The Additional Agreements shall have been
            ---------------------
executed and delivered by each of the parties thereto other than the Company.

     7.   Covenants of the Company.
          ------------------------

        7.1 Inspection and Observation. The Company shall permit each Purchaser,
            --------------------------
or any authorized representative thereof, to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice and as often as may be reasonably requested.

        7.2 Financial Statements and Other Information.
            ------------------------------------------

          (a)  The Company shall deliver to each Purchaser:

               (i) prior to the beginning of each budget year, an annual budget of the Company;

               (ii) within 120 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of income, stockholders' equity and of cash flows of the Company for such year, certified by certified public accountants of established national reputation selected by the Company, and prepared in accordance with United States generally accepted accounting principles;

               (iii) within 45 days after the end of each fiscal quarter of the Company, an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of income, stockholders' equity and of cash flows of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter;

               (iv) promptly upon receipt thereof, any report, so-called "management letter," and any other communication submitted to the Company by its independent public accountants relating to the business, prospects or financial condition of the Company; and

               (v) with reasonable promptness, such material information as the Company delivers to the Board of Directors of the Company.

          (b) So long as any Purchaser owns Shares having an aggregate value of at least U.S. $1,000,000, the Company shall deliver to such Purchaser, promptly upon transmission thereof, copies of Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and any current Reports on Form 8-K, in definitive form which it files or which it is or may be required to file with the Securities and Exchange Commission.

          (c) The foregoing financial statements shall be prepared on a consolidated basis if the Company then has any subsidiaries. The financial statements delivered pursuant to clause (iii) of paragraph (a) shall be accompanied by a certificate of the Chief Financial Officer of the Company stating that such statements have been prepared in accordance with United States generally accepted accounting principles consistently applied (except as noted) and fairly present the financial condition and results of operations of the Company at the date thereof and for the periods covered thereby.

        7.3 Termination of Covenants.  The covenants of the Company contained
            ------------------------
in Sections 7.1 and 7.2 shall terminate, and be of no further force or effect, upon the earlier of (a) the effective date of a registration statement filed by the Company under the Securities Act relating to a Qualified Initial Public Offering (as that term is defined in the Company's Articles of Amendment and Restatement) or (b) when the Company first becomes subject to the periodic reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        7.4 Corporate Existence, Licenses and Permits; Maintenance of
            ---------------------------------------------------------
Properties. So long as any Shares shall remain outstanding, the Company will at
----------
all times do or cause to be done all things necessary to maintain, preserve and renew its existence as a corporation organized under the laws of a state of the United States of America, preserve and keep in force and effect, and cause each of the Canadian Subsidiary, any other corporation in which the Company owns or controls, directly or indirectly, the majority of the capital stock, and any other partnership, joint venture or other non-corporate business enterprise in which the Company owns, directly or indirectly, the majority equity interest (individually, a "Subsidiary" and collectively, the "Subsidiaries") its Subsidiaries to preserve and keep in force and effect, all licenses and permits necessary and material to the conduct of the business of the Company and its consolidated Subsidiaries, taken as a whole, and to maintain and keep, and cause each of its Subsidiaries to maintain and keep, its and their respective properties in good repair, working order and condition (except for normal wear and tear), and from time to time to make all needful and proper repairs, renewals and replacements, including without limitation all trade name and trademark registration renewals, so that any business material to the Company carried on in connection therewith may be properly and advantageously conducted at all times. In furtherance of the foregoing, the Company shall also take commercially reasonable steps to protect its Intellectual Property Rights. In addition to the foregoing, it is agreed that, if at any time requested by the directors elected by the Purchasers, the Company shall pursue any claims which it might have under the indemnification provisions extended by Nortel to the Company pursuant to the Additional Agreements or otherwise enforce its rights under the Additional Agreements.

        7.5 Taxes.  So long as any Shares shall remain outstanding, the
            -----
Company will duly pay and discharge, and cause each of its Subsidiaries duly to pay and discharge, all taxes, assessments and governmental charges upon or against the Company or its Subsidiaries or their respective properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and the Company and its Subsidiaries shall have set aside on their books adequate reserves with respect thereto.

        7.6 Insurance.  So long as any Shares shall remain outstanding, the
            ---------
Company will apply for and continue in force, or cause to be applied for and continued in force, adequate insurance covering the respective risks of the Company and its Subsidiaries of such types and in such amounts and with such deductibles as are customary for other corporations engaged in similar lines of business and with good and responsible insurance companies.

        7.7 Books and Accounts. So long as any Shares shall remain outstanding,
            ------------------
the Company will, and will cause each Subsidiary to, maintain proper books of record and account in which full, true and correct entries shall be made of its transactions and set aside on its books from its earnings for each fiscal year all such proper reserves as in each case shall be required in accordance with generally accepted accounting principles.

        7.8 Compliance with Environmental Laws.  So long as any Shares shall
            ----------------------------------
remain outstanding, the Company will not, and will not permit any Subsidiary to, except in compliance with applicable Environmental Laws, or in the event of any noncompliance with applicable Environmental Laws, only to the extent which such noncompliance would not have a material adverse effect on the business, operations or financial condition of the Company, individually, or of the Company and its Subsidiaries, taken as a whole, (a) use any of the property of the Company or any Subsidiary or any portion thereof for the handling, processing, storage or disposal of hazardous substances, (b) cause or permit to be located on any of the property any underground tank or other underground storage receptacle for hazardous substances, (c) generate any hazardous substances on any of the property, (d) conduct any activity on the property or use any property in any manner so as to cause a release (i.e., releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of hazardous substances on, upon or into the property or (e) otherwise conduct any activity on the property or use any property in any manner that would violate any Environmental Law or bring such property in violation of any Environmental Law.]

        7.9 Conflict.  So long as any Shares shall remain outstanding, the
            --------
Company will not permit any action to be taken by the Company or its subsidiaries that constitutes a conflict of interest between the Company or any of its subsidiaries on one hand and Nortel or any other party on the other without the consent of a majority of the directors of the Company which are not nominated by the party with a conflict, provided, however, (i) effectuation of transactions contemplated by the Additional Agreements in accordance with their respective terms or (ii) arrangements in the ordinary course not exceeding $500,000 in any single issuance shall not be deemed to constitute a conflict of interest hereunder.

        7.10  Special Board Approval.  So long as any Shares shall remain
              ----------------------
outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, without the approval of a majority of the Board of Directors, including at least one director appointed by the Purchasers, of the Company:

              (a) Enter into any sale, disposition, license or other transfer of assets of the Company, in one or more related transactions, having an aggregate value of $1,000,000 or more other than in the ordinary course of business;

              (b) Transfer any material assets from the Canadian Subsidiary or any other Subsidiary of the Company; or

              (c) Enter into or guarantee any indebtedness in aggregate principal excess amount of $1,000,000 or more except for trade accounts arising out of the ordinary course of business.

        7.11 Non-Competition and Non-Solicitation.
             ------------------------------------

          (a) For a period of three years from the date hereof, Nortel agrees that it, directly or through any affiliate, will not establish or engage in any business substantially similar to the Entrust Business provided, however, that
                                                       --------  -------
nothing herein shall (i) restrict or prevent Nortel or any of its affiliates from being a distributor, reseller or otherwise maintaining a strategic relationship with the Company; (ii) restrict the access to intellectual property which Nortel may have pursuant to any Additional Agreement for internal use; or
(iii) limit Nortel or any affiliate from selling hardware or software products bundling software with functionality corresponding to that of products of the Company, if that functionality is incidental to such products of Nortel or its affiliates.

          (b) For a period of two years from the date hereof, Nortel agrees that it shall not hire any of the persons set forth on Exhibit I attached hereto,
                                                  ---------
unless (i) such person shall first have been involuntarily terminated by the Company or (ii) such person shall have ceased to be an employee of the Company for a period of not less than four months.

          (c) For a period of two years from the date hereof, Nortel agrees that it will not solicit or interfere with, or endeavor to entice away, any person employed by the Company, or any person who otherwise performs services on a regular basis for the Company, provided, however, that the regular recruitment
                               --------  -------
program or general advertising by Nortel shall not be deemed solicitation for the purposes of this clause (c).

        7.12  Further Assurances.
              ------------------

          (a) Nortel shall from time to time and at all times hereafter make, do, execute or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances, without further consideration, which may reasonably be required to effect the transactions contemplated by the Additional Agreements and to fully vest in the Company the Entrust Assets, including the Intellectual Property, to the full extent of Nortel's legal capacity to do so.

          (b) For the period continuing 270 days from the Closing Date, any third party costs associated with such actions that Nortel or the Company may be required to take hereunder shall be borne up to a maximum of $75,000 by the

Company and the remainder by Nortel. Each party shall pay its own costs and expenses incurred in connection with such activities.

          (c) Notwithstanding the provisions of Section 7.12(b), Nortel shall deliver, at its expense and within 30 days of the Closing Date, opinions of counsel (which may include inside counsel of NTL and NTI), which opinions shall be reasonably acceptable to Dewey Ballantine, Special Purchaser Counsel, generally to the effect that the execution and delivery of the Nortel Agreements (as defined below) by NTL and NTI, as the case may be, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action and the Nortel Agreements have been duly executed and delivered by NTL and NTI, as the case may be, and that the Nortel Agreements constitute the valid and binding obligations of NTL and NTI, as the case may be, enforceable in accordance with their respective terms. For purposes of this paragraph, the "Nortel Agreements" shall mean the Stock Purchase Agreement and each of the Additional Agreements (other than the Support Agreement).

     8.   Transfer of Shares.
          ------------------

          8.1 Restricted Shares.  "Restricted Shares" means (a) the Shares, (b)
              -----------------
the shares of Series A Common Stock issued or issuable upon conversion of the Shares, and (c) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however,
                                                          --------  -------
that shares of Series A Common Stock which are Restricted Shares shall cease to be Restricted Shares (a) upon any sale pursuant to the Registration Rights Agreement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or, (b) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

          8.2 Requirements for Transfer.
              -------------------------

          (a)  Restricted Shares shall not be sold or transferred unless either
(i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

          (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for a transfer (i) by any Purchaser which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, if the transferee agrees in writing to be subject to the terms of this Section 8 to the same extent as if he were an original Purchaser hereunder, (ii) to any trust beneficiary, in the case of any Purchaser that is a trust, (iii) to any member, in the case of any Purchaser that is a limited liability company or (iv) made in accordance with Rule 144 under the Securities Act.

        8.3 Legend.  Each certificate representing Restricted Shares shall
            ------
bear a legend substantially in the following form:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

     The foregoing legend shall be removed from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

        8.4 Rule 144A Information.  The Company shall, at all times during
            ---------------------
which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the written request of any Purchaser, provide in writing to such Purchaser and to any prospective transferee of any Restricted Shares of such Purchaser the information concerning the Company described in Rule 144A(d)(4) under the Securities Act ("Rule 144A Information"). The Company's obligations under this Section 8.4 shall at all times be contingent upon receipt from the prospective transferee of Restricted Shares of a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than persons who will assist such transferee in evaluating the purchase of any Restricted Shares.

     9.   Miscellaneous.
          -------------

        9.1 Successors and Assigns.  This Agreement, and the rights and
            ----------------------
obligations of each Purchaser hereunder, may be assigned by such Purchaser to any person or entity to which Shares are transferred by such Purchaser, and such transferee shall be deemed a "Purchaser" for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the Company.

        9.2 Confidentiality.  Each Purchaser agrees that he or it will keep
            ---------------
confidential and will not disclose or divulge or use any confidential, proprietary or secret information which such Purchaser may obtain from the Company pursuant to the Memorandum or financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder, unless such information is known, or until such information becomes known, to the public; provided, however, that a Purchaser may disclose such information (a) to its
--------  -------
attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, (b) to any prospective purchaser of any Shares from such Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section or (c) to any affiliate of such Purchaser or to a partner, beneficiary, member, shareholder or subsidiary of such Purchaser who agrees in writing to be bound by the provisions of this Agreement.

        9.3 Survival of Representations and Warranties.  All agreements,
            ------------------------------------------
representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

        9.4 Expenses.  The Company shall pay, at the Closing, (i) the
            --------
reasonable costs and expenses of Dewey Ballantine, the Special Purchaser Counsel, in connection with the preparation of this Agreement and the other agreement contemplated hereby and the closing of the transactions contemplated hereby, up to a maximum of $85,000 and (ii) the reasonable itemized out-of-pocket costs and expenses of each Purchaser, up to an aggregate maximum for all Purchasers of $20,000.

        9.5 Notices.  All notices, requests, consents, and other
            -------
communications under this Agreement shall be in writing and shall be deemed delivered (a) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (b) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

     If to the Company, at Entrust Technologies Inc., 2 Constellation Crescent, Nepean, Ontario, Canada K2G 5J9, Attention: President, or at such other address or addresses as may have been furnished in writing by the Company to the Purchasers, with a copy to John A. Burgess, Esq., Hale and Dorr, 60 State Street, Boston, Massachusetts 02109; or

     If to a Purchaser, at his or its address set forth on Exhibit A, or at such
                                                           ---------
other address or addresses as may have been furnished to the Company in writing by such

Purchaser, with a copy to Richard Stenberg, Esq., Dewey Ballantine, 1301 Avenue of the Americas, New York, New York 10019.

     Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this
Section 9.5.

        9.6 Brokers.  Each Purchaser (a) represents and warrants to the other
            -------
parties hereto that he or it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (b) will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party. The Company (a) represents and warrants to the other parties hereto that except for its retention of DLJ, it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (b) will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

        9.7 Entire Agreement.  This Agreement and the Ancillary Agreements
            ----------------
embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

        9.8 Amendments and Waivers.  Except as otherwise expressly set forth
            ----------------------
in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and Purchasers holding at least two-thirds of the shares of Series A Common Stock issued or issuable upon conversion of the Shares. Any amendment or waiver effected in accordance with this Section 9.8 shall be binding upon each holder of any Shares (including shares of Series A Common Stock into which such Shares have been converted), each future holder of all such securities and the

Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

        9.9   Counterparts.  This Agreement may be executed in one or more
              ------------
counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

        9.10  Section Headings.  The section headings are for the convenience
              ----------------
of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

        9.11  Severability.  The invalidity or unenforceability of any
              ------------
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

        9.12  Governing Law.  This Agreement shall be governed by and
              -------------
construed in accordance with the laws of the State of Maryland, without giving effect to conflict-of-laws principles.

                                       ENTRUST TECHNOLOGIES INC.


                                       By: /s/ John A. Ryan
                                          ----------------------------------
                                          Name:  John A. Ryan
                                          Title: President

                                       NORTHERN TELECOM LIMITED


                                       By: /s/ Peter W. Currie
                                          ----------------------------------
                                          Name:  Peter W. Currie
                                          Title: Senior Vice President and
                                                  Chief Financial Officer


                                       By: /s/ David D. Archibald
                                          ----------------------------------
                                          Name:  David D. Archibald
                                          Title: Vice President and
                                                  Deputy General Counsel

                                       PURCHASERS:

                                       OLYMPUS EXECUTIVE FUND, L.P.
                                       By:  OEF, L.P., its general partner
                                       By:  RSM Corporation, its managing
                                             general partner


                                       By: /s/ Robert S. Morris
                                          ----------------------------------
                                          Name:  Robert S. Morris
                                          Title: President

                                       OLYMPUS GROWTH FUND II, L.P.
                                       By:  OGP II, L.P., its general partner
                                       By:  RSM Corporation, its managing
                                             general partner


                                       By: /s/ Robert S. Morris
                                          ----------------------------------
                                          Name:  Robert S. Morris
                                          Title: President

                                       ORCHID & CO., nominee for T. Rowe
                                       Price Threshold Fund III, L.P.
                                       By: T. Rowe Price Threshold Fund
                                           Associates, Inc., General Partner


                                       By: /s/ Douglas O. Hickman
                                          ----------------------------------
                                          Name:  Douglas O. Hickman
                                          Title: President

                                       SOCIETE GENERALE INVESTMENT
                                       CORPORATION


                                       By:    /s/ David I. Brunson
                                          ----------------------------------
                                          Name:  David I. Brunson
                                          Title: President

                                       MORGAN GUARANTY TRUST
                                       COMPANY OF NEW YORK, AS
                                       TRUSTEE OF THE MULTI-MARKET
                                       SPECIAL INVESTMENT TRUST
                                       FUND OF MORGAN GUARANTY
                                       TRUST COMPANY OF NEW YORK


                                       By: /s/ Ronald G. Hodge
                                          ----------------------------------
                                          Name:  Ronald G. Hodge
                                          Title: Vice President

                                       MORGAN GUARANTY TRUST
                                       COMPANY OF NEW YORK, AS
                                       TRUSTEE OF THE COMMINGLED
                                       PENSION TRUST FUND
                                       (MULTI-MARKET SPECIAL
                                       INVESTMENT FUND II) OF
                                       MORGAN GUARANTY TRUST
                                       COMPANY OF NEW YORK


                                       By: /s/ Ronald G. Hodge
                                          ----------------------------------
                                          Name:  Ronald G. Hodge
                                          Title: Vice President

                                       MORGAN GUARANTY TRUST
                                       COMPANY OF NEW YORK, AS
                                       INVESTMENT MANAGER AND
                                       AGENT FOR THE ALFRED P.
                                       SLOAN FOUNDATION
                                       (MULTI-MARKET ACCOUNT)


                                       By: /s/ Ronald G. Hodge
                                          ----------------------------------
                                          Name:  Ronald G. Hodge
                                          Title: Vice President

                                       DLJ CAPITAL CORPORATION


                                       By: /s/ Robert E. Diemar, Jr.
                                          ----------------------------------
                                          Name:  Robert E. Diemar, Jr.
                                          Title: